SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 1997


                     McMoRan Oil & Gas Co.
     (Exact name of registrant as specified in its charter)


          Delaware                      0-23870               72-1266477
(State or other jurisdiction    (Commission File Number)    (IRS Employer
      of incorporation)                                   Identification No.)


                       1615 Poydras Street
                     New Orleans, Louisiana                   70112
             (Address of principal executive offices)       (Zip Code)



                                  (504) 582-4000
                (Registrant's telephone number, including area code)


                                        N/A
           (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

     On September 2, 1997, McMoRan Oil & Gas Co. ("MOXY") acquired from FM Properties Operating Co., a Delaware general partnership ("FMPOC"), overriding royalty interests in certain oil and gas properties, interests in three prospects with exploration potential (the "Exploration Prospects") and other oil and gas properties for $4.5 million pursuant to an Agreement for Purchase and Sale dated as of August 1, 1997 between MOXY and FMPOC (the "Agreement"). MOXY agreed to assume all obligations and liabilities attributable to ownership and operation of the properties purchased under the Agreement.

     MOXY dedicated the three Exploration Prospects to the joint exploration program with Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership ("FRP"), under which MOXY and FRP paid 40% ($1.2 million) and 60% ($1.8 million), respectively, of the price for these prospects. FRP loaned MOXY $2.7 million from borrowings available under the MOXY/FRP joint exploration program to pay its share of the purchase price for the properties acquired from FMPOC.

     The purchase price for all of the oil and gas properties was determined by negotiations between MOXY's and FMPOC's managements based on the risk adjusted reserves attributable to the overriding royalty interests, the acreage of the exploration prospects and the cash flow generated by the other oil and gas properties.

     Freeport-McMoRan Inc., a Delaware corporation ("FTX"), serves as Managing General Partner of, and owns a 0.2% interest in, FMPOC. All of the directors who currently serve on MOXY's Board of Directors also serve on the Board of Directors of FTX. In addition, certain executive officers of MOXY also serve as executive officers of FTX. FM Properties Inc., a Delaware corporation ("FMPO"), serves as Special General Partner of, and owns a 99.8% interest in, FMPOC. Richard C. Adkerson, Co-Chairman of the Board, Chief Executive Officer and Director of MOXY, also serves as Chairman of the Board, Chief Executive Officer and Director of FMPO.

     The description of the terms of the Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

Item 7.   Exhibits.

     (c)  Exhibits

          10.1 Agreement for Purchase and Sale dated as of August 1, 1997 between FM Properties Operating Co. and McMoRan Oil & Gas Co.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             McMoRan OIL & GAS CO.


                             By:       /s/ James H. Lee
                                           James H. Lee
                                     (Senior Vice President
                                      authorized signatory)

Dated: September 17, 1997